METROPOLITAN SERIES FUND, INC.
Sub-Item 77O Transactions effected pursuant to Rule 10f-3

2004 Quarter 1

Name of Portfolio:  Scudder Global Equity Portfolio

Issuer:  Semiconductor Manufacturing International Corporation

Underwriter(s):  Credit Suisse First Boston and Deutsche Bank

Affiliated Underwriter in the Syndicate:  Deutsche Bank

Date of Purchase:  March 12, 2004

Date of Offering:  March 12, 2004

Amount of Purchase (includes all purchases made by the Portfolio, other funds that have the same investment adviser or subadviser and discretionary accounts of the investment adviser or subadviser): 5,800 shares

Amount of Offering:  5,151,515,000 shares

Purchase Price:  $17.50

Commission or Spread:  0.095

The securities are (i) part of an issue registered under the Securities Act of 1933, (ii) "municipal securities" as defined under the Securities Exchange
Act of 1934, (iii) sold in an offering conducted under the laws of a country other than the United States subject to certain requirements, or (iv) exempt from registration under section 4(2) of the Securities Act of 1933 or Rules 144A or 501-508 thereunder.

The purchase price did not exceed the offering price at the end of the first business day after the first day of the offering (or fourth day before termination, if a rights offering).

The underwriting was a firm commitment.

The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during a comparable period of time.

In respect of any securities other than municipal securities, the issuer of such securities has been in continuous operation for not less than three years (including operations of predecessors), or in respect of any municipal securities, the issuer of such securities has received an investment grade rating from a nationally recognized statistical rating organization or if the issuer of the municipal securities or entity supplying the revenues from which the issues is to be paid has been in continuous operation for less than three years (including any predecessors), it has received one of the three highest ratings from at least one such rating service.

The amount of the securities purchased by all of the funds and discretionary accounts advised by the same investment adviser or subadviser did not exceed 25% of the principal amount of the offering.

The Portfolio did not purchase the securities directly or indirectly from an officer, director, member of an advisory board or employee of the Fund or investment adviser or subadviser of the Portfolio or affiliated person thereof.

2004 Quarter 2

Name of Portfolio:  Salomon Brothers Strategic Bond Opportunities
Portfolio

Issuer:  VWR International, Inc.

Underwriter(s): Deutsche Bank Securities, Banc of America Securities LLC, Barclays Capital, PNC Capital Markets

Affiliated Underwriter in the Syndicate:  Citigroup

Date of Purchase:  April 7, 2004

Date of Offering:  April 7, 2004

Amount of Purchase (includes all purchases made by the Portfolio, other funds that have the same investment adviser or subadviser and discretionary accounts of the investment adviser or subadviser):  300,000

Amount of Offering:  $345,000,000

Purchase Price:  $100.00

Commission or Spread:  384.0 vs T 4 02/15/14

The securities are (i) part of an issue registered under the Securities Act of 1933, (ii) "municipal securities" as defined under the Securities Exchange
Act of 1934, (iii) sold in an offering conducted under the laws of a country other than the United States subject to certain requirements, or (iv) exempt from registration under section 4(2) of the Securities Act of 1933 or Rules 144A or 501-508 thereunder.

The purchase price did not exceed the offering price at the end of the first business day after the first day of the offering (or fourth day before termination, if a rights offering).

The underwriting was a firm commitment.

The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during a comparable period of time.

In respect of any securities other than municipal securities, the issuer of such securities has been in continuous operation for not less than three years (including operations of predecessors), or in respect of any municipal securities, the issuer of such securities has received an investment grade rating from a nationally recognized statistical rating organization or if the issuer of the municipal securities or entity supplying the revenues from which the issues is to be paid has been in continuous operation for less than three years (including any predecessors), it has received one of the three highest ratings from at least one such rating service.

The amount of the securities purchased by all of the funds and discretionary accounts advised by the same investment adviser or subadviser did not exceed 25% of the principal amount of the offering.

The Portfolio did not purchase the securities directly or indirectly from an officer, director, member of an advisory board or employee of the Fund or investment adviser or subadviser of the Portfolio or affiliated person thereof.